Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT AND LOCK-UP AGREEMENT

This STOCKHOLDER SUPPORT AND LOCK-UP AGREEMENT (this “Agreement”) is entered into by MindWave Innovations Inc, a Delaware corporation (the “Company”), Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Acquiror”), and certain stockholders of the Acquiror whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”) and is dated December 1, 2025 (the “Signing Date”).

BACKGROUND

A. Each Stockholder is, as of the Signing Date, the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of the number of shares of common stock of the Acquiror (the “Subject Shares”) set forth opposite such Shareholder’s name on Exhibit A.

B. Concurrently with this Agreement, the Acquiror, Apimeds Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, Lokahi Therapeutics, Inc., a Nevada corporation, and Erik Emerson, are entering into an Agreement and Plan of Merger in the form attached as Exhibit B (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), under which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Acquiror. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

C. Each of the Stockholders desire to enter into this Agreement to set forth their agreement and commitment to execute and deliver a written consent (the “Written Consent”) approving the following matters: (i) the approval of the conversion of the Acquiror Series A convertible preferred stock, par value $0.01 per share (“Acquiror Preferred Stock”), issued to the Company stockholders in connection with the Merger, into shares of Acquiror common stock (“Acquiror Common Stock”), (ii) the approval of the conversion of the senior convertible notes (“Acquiror Convertible Notes”, issued to the investors in connection with a private financing, into shares of Acquiror Common Stock, (iii) the issuance of such shares of Acquiror Common Stock, upon conversion of the shares of Acquiror Preferred Stock and Acquiror Convertible Notes in accordance with the rules of the NYSE American LLC (the “Issuance Proposal”), (iv) the approval of a reverse stock split of the Acquiror Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split Proposal”), (v) the approval of an amendment to the Acquiror’s Amended and Restated Certificate of Incorporation to effectuate the Reverse Stock Split Proposal and change the par value of the capital stock from $0.01 to $0.001 (the “Charter Amendment Proposal”), (vi) the approval of an amendment to the Apimeds Pharmaceuticals US, Inc. 2024 Equity Incentive Plan to increase the number of shares of Acquiror Common Stock issuable under the 2024 Plan to 2,096,679 (the “2024 Plan Proposal”), and (vii) the approval and adoption of the Apimeds Pharmaceuticals US, Inc. 2025 Equity Incentive Plan (the “Acquiror Equity Incentive Plan Proposal”). The Issuance Proposal, the Reverse Stock Split Proposal, the Charter Amendment Proposal, the 2024 Plan Proposal, and the Acquiror Equity Incentive Plan Proposal are collectively referred to as the “Proposals”.

D. In addition to the delivery of the Written Consent, each of the Stockholders also desires to enter into this Agreement to agree to certain restrictions on the transfer of their Acquiror Common Stock during the Interim Period.

E. As a condition and inducement to the Company’s willingness to enter into the Merger Agreement and to consummate the contemplated transactions, the parties desire to agree to certain matters set forth as follows:

AGREEMENT

Section 1. Representations and Warranties of the Stockholders. Each Stockholder severally and not jointly represents and warrants to the Company as follows:

(a) Organization, Good Standing and Qualification. If such Stockholder is not a natural person, such Stockholder has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction in which it is incorporated, formed, organized or constituted and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. If such Stockholder is a natural person, such Stockholder has full legal capacity, right and authority to execute this Agreement and perform his/her obligations, and to consummate the contemplated transactions. Such Stockholder is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Stockholder’s jurisdiction of formation or organization) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in such Stockholder’s jurisdiction of formation or organization), as applicable, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the ability of such Stockholder to enter into and perform its obligations under this Agreement and to consummate the contemplated transactions.

(b) Authority. If such Stockholder is not a natural person, such Stockholder has all requisite corporate, limited liability company or organizational power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the contemplated transactions; and all corporate actions on the part of such Stockholder necessary for the authorization, execution and delivery of this Agreement and the performance of all its obligations (including any board approval) have been taken. If such Stockholder is a natural person, such Stockholder has full legal capacity, right and authority to execute this Agreement and perform their obligations, and to consummate the contemplated transactions. This Agreement is, or when executed by the other parties, will be, a valid and legally binding obligations of such Stockholder, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. If such Stockholder is a natural person who is married and resides in a community property jurisdiction, then such Stockholder’s spouse has executed and delivered to the Company and the Acquiror a spousal consent in the form of Exhibit C concurrently with the execution and delivery. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Stockholder.

(c) Consents; No Conflicts. Other than any filings to be made under applicable federal or state securities laws, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery, and performance of this Agreement and the consummation of the contemplated transactions, in each case on the part of such Stockholder, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery, and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the contemplated transactions will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Stockholder) or cancellation under, (x) (i) any Governmental Order, (ii) any provision of the organizational documents of such Stockholder (if such Stockholder is not a natural person), (iii) subject to any filings to be made under applicable federal or state securities laws, any applicable Law, (iv) any Contract to which such Stockholder is a party or by which its assets are bound, or (y) result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder other than liens or encumbrances under the Acquiror Organizational Documents, this Agreement, any other ancillary document or applicable federal or state securities laws, except in the case of sub-clauses (i), (iii), and (iv) of clause (x), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any such Stockholder to enter into and perform this Agreement and to consummate the contemplated transactions.

(d) The Subject Shares. Except as previously disclosed to the Company such Stockholder is the sole record and beneficial owner (as defined in the Securities Act of 1933) of, and has good title to, the Subject Shares set forth opposite such Stockholder’s name on Exhibit A, and all such Subject Shares are owned by such Stockholder free and clear of all liens or encumbrances or any other liabilities or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Shares (other than transfer restrictions under the Securities Act)), other than liens or encumbrances under the Acquiror Organizational Documents, this Agreement or applicable federal or state securities laws. Such Stockholder does not own of record or beneficially any shares of Acquiror Common Stock other than the Subject Shares. Such Stockholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement and the voting and other arrangements under the Acquiror Organizational Documents (as of the Signing Date).

(e) Merger Agreement. Such Stockholder understands and acknowledges that the Acquiror and the Company are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. Such Stockholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

(f) Adequate Information. Such Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Acquiror and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon the Acquiror or the Company and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that the Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Stockholder acknowledges that the agreements contained in this Agreement with respect to the Subject Shares held by such Stockholder are irrevocable.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Acquiror and each Stockholder as follows:

(a) Organization, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of Singapore and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement and to consummate the contemplated transactions.

(b) Authority. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the contemplated transactions. All corporate actions on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all its obligations (including any board approval) have been taken. This Agreement is, or when executed by the other parties, will be, valid and legally binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents; No Conflicts. All filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the contemplated transactions, in each case on the part of the Company, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the contemplated transactions will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of Investcorp) or cancellation under, (x) (i) any Governmental Order, (ii) any provision of the Organizational Documents of the Company, (iii) any applicable Law, (iv) any Contract to which the Company is a party or by which its assets are bound, or (y) result in the creation of any security interest upon any of the properties or assets of the Company other than any restrictions created by or arising under federal or state securities laws, this Agreement or any other ancillary document, or the Company’s organizational documents, except in the case of sub- clauses (i), (iii), and (iv) of clause (x), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the contemplated transactions.

Section 3. Representations and Warranties of the Acquiror. The Acquiror represents and warrants to the Company and each Stockholder as follows:

(a) Organization, Good Standing and Qualification. The Acquiror is a company duly organized, validly existing and in good standing under the Laws of Delaware and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted.

(b) Authority. The Acquiror has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the contemplated transactions, subject to the Written Consent. Except for the Written Consent, all corporate actions on the part of the Acquiror necessary for the authorization, execution and delivery of this Agreement and the performance of all its obligations (including any board approval) have been taken. This Agreement is, or when executed by the other parties, will be, valid and legally binding obligations of the Acquiror, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents; No Conflicts. Assuming the representations in Sections 1 and 2 are correct, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery, and performance of this Agreement and the consummation of the contemplated transactions, in each case on the part of the Acquiror, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery, and performance of this Agreement by the Acquiror does not, and the consummation by the Acquiror of the contemplated transactions will not, result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of the Company) or cancellation under, (x) (i) any Governmental Order of Governmental Authorities, (ii) any provision of the Acquiror Organizational Documents, (iii) any applicable Law, (iv) any Contract, or (y) result in the creation of any security interest upon any of the properties or assets of the Acquiror other than any restrictions under federal and state securities laws, and the Acquiror Organizational Documents.

(d) Lock-Up Obligations of Stockholders. The Acquiror has no agreement currently in effect with any stockholder with respect to any lock-up restriction related to the Acquiror Common Stock other than those contained in this Agreement.

Section 4. Agreement to Vote; Certain Other Covenants of the Stockholders. Each Stockholder covenants and agrees during the term of this Agreement as follows:

(a) Approval of the Proposals.

(1) In Favor of the Proposals. At any meeting of the stockholders of the Acquiror called to seek the approval of stockholders, or at any adjournment, or in connection with any written consent of the stockholders of the Acquiror or in any other circumstances upon which a vote, consent or other approval with respect to the Proposals is sought, such Stockholder shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Proposals or, if there are insufficient votes in favor of granting the Proposals, in favor of the adjournment such meeting of the stockholders of the Acquiror to a later date.

(2) Against Other Transactions. At any meeting of stockholders of the Acquiror or at any adjournment, or in connection with any written consent of the stockholders of the Acquiror or in any other circumstances upon which such Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Acquiror or any public offering of any securities of the Acquiror, any of its Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Acquiror or such Subsidiaries, other than in connection with the transactions, (ii) any acquisition proposal, and (iii) any amendment of the Acquiror Organizational Documents or other proposal or transaction involving the Acquiror or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Acquiror of, prevent or nullify any provision of the Merger Agreement or any other ancillary document thereto, the Merger, or any other transaction or change in any manner the voting rights of any class of Acquiror’s share capital.

(3) Revoke Other Proxies. Such Stockholder represents and warrants that any proxies previously given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are revoked, other than the voting and other arrangements under the Acquiror Organizational Documents (as of the Signing Date).

(4) Irrevocable Proxy. Such Stockholder unconditionally and irrevocably grants to, and appoints, the Acquiror and any individual designated in writing by the Acquiror, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with this Section 4(a). Such Stockholder understands and acknowledges that the Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Such Stockholder affirms that the irrevocable proxy set forth in this Section 4(a) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done. The irrevocable proxy granted hereunder shall only terminate upon the termination of this Agreement. Should such Stockholder, any time after this Agreement and until the Closing Date, be requested to issue individual proxies, specific voting instructions or further documents required by the laws applicable to the Acquiror or the notary notarizing the Written Consent, such Shareholder undertakes to promptly implement all steps necessary in order to give effect to such request.

(b) No Transfer. Other than under this Agreement or upon the consent of the Company, from the date of this Agreement until the date of termination of this Agreement, such Stockholder shall not, directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to any of the foregoing of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, and the promulgated rules or regulations of the SEC, with respect to any Subject Shares to any person(ii) enter into any swap or other arrangement that transfers to another, in whole or in party any of the economic consequences of ownership of the Subject Shares, whether any such transaction is settled by delivery of such securities, in cash or otherwise, (iii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including under any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement and the Acquiror Organizational Documents (as of the Signing Date), (iv) publicly announce any intention to effect any transaction specified in clause (i) through (iii) (the actions specified in (i) through (iii), collectively (a “Transfer”), (v) take any action that would make any representation or warranty of such Stockholder untrue or incorrect, or have the effect of preventing or disabling such Stockholder from performing its obligations, or, (vi) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained in this Agreement untrue or incorrect or would have the effect of preventing or delaying such Stockholder from performing any of its obligations. Notwithstanding the foregoing, the Stockholder may make transfers of the Subject Shares (A) under this Agreement, or (B) upon the consent of the Company and the Acquiror. Any action attempted to be taken in violation of the preceding sentences will be null and void. Such Stockholder agrees with, and covenants to, the Company that such Stockholder shall not request that APUS register the transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

(c) New Shares. If before the Closing Date (i) any shares of Acquiror Common Stock or other securities are issued or otherwise distributed to a Stockholder under any stock dividend or distribution, or any change in any of the shares of Acquiror Common Stock by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) a Stockholder acquires legal or beneficial ownership of any Acquiror Common Stock after the date of this Agreement or (iii) a Stockholder acquires the right to vote or share in the voting of any APUS Common Stock after the date of this Agreement (together the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

Section 5. Stockholder Lock-Up. During the Interim Period, the Stockholders agree that it, he, or she shall not sell, transfer, assign, pledge, or otherwise dispose of any of their shares of Acquiror Common Stock or any securities convertible into or exercisable for such shares of Acquiror Common Stock or enter into any agreement or arrangement to do so.

Section 6. Termination. This Agreement shall terminate upon the Stockholders execution of the Written Consent, provided, however, that Section 5 shall survive in accordance with its terms, until the end of the Interim Period, without any further action by the parties.

Section 7. Additional Matters. Each Stockholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Acquiror or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Acquiror Organizational Documents or the Laws of the State of Delaware) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other transaction. Without limiting the generality of the foregoing, each Shareholder agrees by virtue of signing this Agreement that such Stockholder waives any and all individual approval or consent rights such Stockholder may have under the Acquiror Organizational Documents or the Delaware General Corporation Law with respect to the Merger Agreement, to which the Acquiror is or will be a party, the Merger or any other transaction contemplated by any of the foregoing.

(a) The Acquiror and the Company shall not amend or waive any lock-up restriction agreed with the Stockholders, or otherwise approve a transfer, unless they extend such amendment, approval and/or waiver to all Stockholders party, under the same terms and conditions (including, for the avoidance of doubt, the timing of any release from such lock-up restriction) and on a pro rata basis. The Acquiror shall provide at least five business day advance written notice to all Stockholders of any such amendment, approval or waiver.

Section 8. General Provisions.

(a) Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Acquiror, and not in such Stockholder’s capacity as a director or officer of the Acquiror, if applicable.

(b) Additional Stockholders. Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended by adding additional Stockholders of the Acquiror (“Additional Stockholders”) as parties, upon such Additional Stockholders executing and delivering to the Acquiror and the Company, a Joinder to the Support Agreement substantially in the form of Exhibit D. Thereafter, each such Additional Stockholder shall, for all purposes, be a party to this Agreement and all references to a “Stockholder” or the “Stockholders” shall thereafter also mean and refer to such Additional Stockholder, and such Additional Stockholder shall thereafter have the same rights, duties, liabilities and obligations as a Stockholder party on the Signing Date.

(c) Notice. All notices and other communications shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Acquiror or the Company in accordance with Section 10.01 of the Merger Agreement and to each Stockholder at its address set forth on Exhibit A (or at such other address for a party as shall be specified by like notice).

(d) Miscellaneous. The provisions of Article X of the Merger Agreement are incorporated by reference, mutatis mutandis, as if set forth in full in this Agreement.

[Signature pages follow]

Each party has duly executed this Agreement as of the date first written above.

For Stockholders which are Entities:

Inscobee Inc.

By:	/s/ In Soo You
Name:	In Soo You
Title:	Chairman

Apimeds Inc.

By:	/s/ Jakap Koo
Name:	Jakap Koo
Title:	Chief Executive Officer

For Stockholders who are Natural Persons:

Name:	Erik Emerson
By:	/s/ Erik Emerson

[Signature Page to Stockholder Support and Lock-Up Agreement]

APIMEDS PHARMACEUTICALS US, INC.

By:	/s/ Erik Emerson
Name:	Erik Emerson
Title:	Chief Executive Officer

[Signature Page to Stockholder Support and Lock-Up Agreement]

MindWave Innovations Inc

By:	/s/ Dr. Vin Menon
Name:	Dr. Vin Menon
Title:	Chief Executive Officer

[Signature Page to Stockholder Support and Lock-Up Agreement]

EXHIBIT A

Stockholders of Record – Number of Shares

Stockholder	Subject Shares	Address
Erik Emerson	750,000	6 5-1277 Ki Rd., Kamuela, Hawaii 96743
Inscobee Inc.	2,099,747	Namsung Plaza Suit 613, 130 Digital-ro, Geumcheon-gu, Seoul, 08580 Republic of Korea
Apimeds Inc.	4,316,618	25 Edinburg Circle, Matawan, New Jersey 07747

EXHIBIT B

Merger Agreement

See Attached

EXHIBIT C

Spousal Consent

The undersigned represents and warrants that the undersigned is the spouse of: [Name of Stockholder] and that the undersigned is familiar with the terms of the Stockholder Support and Lock-Up Agreement (the “Agreement”), dated as of December 1, 2025, MindWave Innovations Inc, a Delaware corporation (the “Company”), Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Acquiror”), certain stockholders of the Acquiror whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”) and the undersigned spouse, and any other parties signatory thereto and the terms of the Merger Agreement dated as of December 1, 2025 among the Acquiror, Apimeds Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, Lokahi Therapeutics, Inc., a Nevada corporation, and Erik Emerson. The undersigned agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest or quasi community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest or quasi community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver, or termination.

EXECUTED for and on behalf of:

Dated:

December__, 2025

Name:

Witness:

EXHIBIT D

JOINDER TO TRANSACTION SUPPORT AGREEMENT

This JOINDER TO STOCKHOLDER SUPPORT AND LOCK-UP AGREEMENT (this “Joinder”) between MindWave Innovations Inc, a Delaware corporation (the “Company”), Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Acquiror”), and certain stockholders of the Acquiror whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”) is dated [__].

BACKGROUND

A. The Company, the Acquiror and certain stockholders of the Acquiror have entered into a Stockholder Support and Lock-Up Agreement dated December 1, 2025 (as amended, modified, supplemented, extended or restated from time to time, the “Agreement”) regarding the support of the Merger and the other transactions contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined shall have the meanings set forth in the Agreement.

B. Concurrently with the Agreement, the Acquiror, Apimeds Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, Lokahi Therapeutics, Inc., a Nevada corporation, and Erik Emerson, are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), under which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Acquiror.

C. To induce the Company to consummate the Merger and other transactions contemplated by the Merger Agreement, [the] [each] Additional Stockholder is willing to become a party to the Agreement and be bound by all terms and conditions.

D. In consideration of the mutual covenants contained in this Agreement, the receipt and sufficiency of which are acknowledged, the parties to this Joinder agree as follows:

AGREEMENT

1. Agreement to be bound. [Each] [The] Additional Stockholder: (a) acknowledges that he, she or it has received and reviewed a complete copy of the Agreement and understands its terms, (b) has had sufficient opportunity to review and to ask questions and obtain the advice of his, her, or its tax advisors, legal counsel and accountants and other professional advisors before executing this Agreement, and (c) agrees that upon execution of this Joinder, it shall become a “Stockholder” under the Agreement and shall be fully bound by, and subject to, all of the covenants, duties, obligations terms and conditions of the Agreement as though an original party.

2. Governing Law. This Joinder and all acts and transactions under this Agreement and the rights and obligations of the parties shall be governed, construed, and interpreted in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that state.

3. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

The parties have executed this Agreement as of the date first above written.

STOCKHOLDER NAME

By:
Name:
Title:

Address:

Email:

Shares of Company Common Stock beneficially owned on the date of this Agreement:

The parties have executed this Agreement as of the date first above written.

APIMEDS PHARMACEUTICALS US, INC.

By:
Name:	Erik Emerson
Title:	Chief Executive Officer

MindWave Innovations Inc

By:
Name:
Title: